Exhibit 99        Form of Credit Agreement among the Company and Various Banks



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                              U.S. $1,500,000,000

                                CREDIT AGREEMENT


                                     AMONG


                     ASSOCIATES FIRST CAPITAL CORPORATION,

                                DEUTSCHE BANK AG
                            as Administrative Agent,

                           UNION BANK OF SWITZERLAND,
                              as Syndication Agent

                                 COMMERZBANK AG
                             as Documentation Agent

                                      and

                        THE SEVERAL BANKS NAMED HEREIN,


                          Dated as of March 31, 1996.


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
                               TABLE OF CONTENTS*


SECTION 1.                DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
         1.1.      Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
         1.2.      Other Definitional Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6

Section 2.                AMOUNT AND TERMS OF LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7
         2.1.      The Commitments and the Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7
         2.2.      Procedure for Borrowing and Disbursement . . . . . . . . . . . . . . . . . . . . . . . . . .       7
         2.3.      Interest on Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9

SECTION 3.                TERMS OF UNCOMMITTED ADVANCES . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9
         3.1.      The Uncommitted Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9
         3.2.      Procedure for Borrowing and Disbursement . . . . . . . . . . . . . . . . . . . . . . . . . .      10
         3.3.      Interest on Uncommitted Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12

SECTION 4.                ADDITIONAL TERMS RELATING TO LOANS AND UNCOMMITTED  ADVANCES  . . . . . . . . . . . .      13
         4.1.      Loan Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
         4.2.      Change in Circumstances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
         4.3.      Repayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15
         4.4.      Termination or Reduction of Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . .      15
         4.5.      Facility, Utilization, Participation, Arrangement and Agency Fees  . . . . . . . . . . . . .      15
         4.6.      Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16
         4.7.      Pro Rata Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
         4.8.      Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18
         4.9.      Increased Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18
         4.10.     Taxes on Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      20
         4.11.     Additional Action in Certain Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      22
         4.12.     Indemnity for Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      23
         4.13.     Purpose of Credit Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      23
         4.14.     Maximum Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      23

SECTION 5.                REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . .      23

SECTION 6.                CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      25
         6.1.      Conditions of Initial Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      25
         6.2.      Conditions to All Borrowings; Repetition of  Representations . . . . . . . . . . . . . . . .      26

SECTION 7.                COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      26

SECTION 8.                EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      30

SECTION 9.                THE AGENT; THE SYNDICATION AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . .      33
         9.1.      Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      33
         9.2.      Delegation of Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      33
         9.3.      Exculpatory Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      34
         9.4.      Reliance by Agent, Syndication Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . .      34
         9.5.      Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      35

         9.6.      Non-Reliance on Agent or Syndication Agent and Other Banks . . . . . . . . . . . . . . . . .      35
         9.7.      Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      36
         9.8.      Agent in its Individual Capacity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      36
         9.9.      Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      37

SECTION 10.               MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      37
         10.1.     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      37
         10.2.     Expenses; Stamp Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      38
         10.3.     Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      39
         10.4.     No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      40
         10.5.     Successors and Assigns; Lending Offices; Lending  Affiliates; Additional Banks . . . . . . .      40
         10.6.     Proration of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      43
         10.7.     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      44
         10.8.     Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . .      44
         10.9.     Survival of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      44
         10.10.    No Third Party Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      44
         10.11.    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      44
         10.12.    Jurisdiction; Process  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      44
         10.13.    Waiver of Trial by Jury  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      45
         10.14.    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      45
         10.15.    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      46
         10.16.    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      46

         CREDIT AGREEMENT, dated as of March 31, 1996, among ASSOCIATES FIRST CAPITAL CORPORATION, a corporation organized under the laws of the State of Delaware, United States of America, whose principal office is located at 250 East Carpenter Freeway, Irving, Texas 75062-2729, United States of America, (the "Company"), the several banks which are parties hereto from time to time (individually, a "Bank" and, collectively, the "Banks"), Union Bank of Switzerland, as syndication agent (the "Syndication Agent"), Commerzbank AG, as documentation agent (the "Documentation Agent"), and Deutsche Bank AG as administrative agent for the Banks (in such capacity, the "Agent").

         The parties to this Agreement hereby agree as follows:

SECTION 1.         DEFINITIONS

          1.1.     DEFINED TERMS

         As used in this Agreement, the following terms shall have the following meanings:

         "ACONA" shall mean Associates Corporation of North America, a Delaware corporation.

         "ACONA Agreement" shall mean the Credit Agreement, dated as of March 31, 1996, among ACONA, the Banks, Union Bank of Switzerland, as syndication agent, Commerzbank AG, as documentation agent, and Deutsche Bank AG, as administrative agent.

         "Agreement" shall mean this Credit Agreement, as the same may be amended, supplemented or modified from time to time.

         "Applicable Laws" shall have the meaning as defined in Section 7.6.

         "Base Rate" for any day shall mean the higher of (a) the rate of interest announced by Deutsche Bank AG (or the successor Agent) in New York City, New York from time to time as its prime rate (or in the case of any successor Agent, its prime rate or other similar base rate) (such prime rate, or other rate as the case may be, is not intended to be the lowest rate of interest charged by Deutsche Bank AG (or the successor Agent) in connection with extensions of credit to debtors) and (b) the rate determined by Deutsche Bank AG (or the successor Agent) to be the Federal Funds Rate plus 0.50% per annum.

         "Base Rate Loans" shall mean those Loans (or portion thereof) as to which interest is determined by reference to the Base Rate as elected by the Company from time to time.

         "Board" shall have the meaning as defined in subsection 4.9(c).

         "Borrowing Date" shall mean the Business Day requested by the Company in its notice of borrowing pursuant to sections 2.2 or 3.2 as the date for the making of the relevant Loan or Uncommitted Advance.

         "Business Day" shall mean a day on which dealings in U.S. Dollars between banks may be carried on in London and New York, New York and a day on which banks are open for business in London and are not required or authorized to close in New York City.

         "Commitment" shall mean, with respect to any Bank, the amount designated as such set forth opposite the name of such Bank on the signature pages hereof or, if applicable, in the Commitment Register, and as such amount may be reduced or terminated as provided in this Agreement; and "Commitments" shall mean the aggregate amount of the Commitments of all Banks.

         "Commitment Register" shall have the meaning as defined in subsection 10.5(f).

         "Consolidated Subsidiary" shall mean every Subsidiary except any Subsidiary the accounts of which are, with the approval of the independent public accountants of the Company, excluded from the consolidated financial statements of the Company, but any such Subsidiary shall be deemed not to constitute a Consolidated Subsidiary only during any period or periods for which its accounts are so excluded.

         "Dollars" and the sign "$" shall mean freely transferable lawful money of the United States of America.

         "Effective Date" shall mean March 31, 1996.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Event of Default" shall have the meaning as defined in Section 8.

         "Federal Funds Rate" means, for any period,

                   (a) a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                   (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 a.m., New York time, for such day on such transactions received by Deutsche Bank AG, from three federal funds brokers of recognized standing selected by it.

         "Finance Business" shall mean the business of making loans, extending credit or providing financial accommodations to any person and such activities as may be incidental thereto, including, but not limited to: the purchase of obligations growing out of the sale or lease of all types of consumer, commercial and industrial property; the making of loans to individuals and business enterprises, including the extension of wholesale or floor plan accommodations to permit distributors and dealers to carry inventories of durable goods for resale; factoring; leasing of tangible personal property to others; mortgage brokerage and servicing; and other business of a similar character to the extent that other companies similarly situated, within the limits of sound trade practice, may have heretofore engaged or may hereafter engage in such other business; but not including the business of a federally insured deposit taking institution.

         "Finance Subsidiary" shall mean a Subsidiary primarily engaged in the Finance Business."

         "Indebtedness" of any person shall mean all items (other than stockholders' equity) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such person as of the date on which such Indebtedness is to be determined.

         "Interest Period" shall mean, with respect to any LIBOR Loan or any Uncommitted Advance, the period commencing on the Borrowing Date with respect to such Loan or Uncommitted Advance and ending on the Maturity Date for such Loan or Uncommitted Advance; provided that Interest Periods in respect of LIBOR Loans and Uncommitted Advances (or portions thereof) not paid on their respective Maturity Dates shall, for purposes of determining LIBOR, be such periods of one, two, three, six, nine or twelve months' duration as the Agent shall select in its sole discretion (the interest rate referred to in this proviso to be recalculated and adjusted at the end of each such Interest Period for the next succeeding Interest Period selected by the Agent).

         "Interest Rate" shall mean either the Base Rate or LIBOR, as the case may be, which the Company may elect with respect to Loans as provided in this Agreement.

         "Lending Affiliate" shall have the meaning as defined in subsection 10.5(c).

         "Lending Office" shall mean, with respect to any Bank, (a) initially, its office and that of its Lending Affiliate, if any, designated in
         Schedule 1 as the office at which such Bank's Loans and/or Uncommitted Advances will be maintained and for the account of which all payments of principal of, and interest on, such Bank's Loans and/or Uncommitted Advances will be made and (b) subsequently, such other office of such Bank as it may designate to the Agent pursuant to subsection 10.5(b) as the office at which such Bank's Loans and/or Uncommitted Advances will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Bank's Loans and/or Uncommitted Advances will thereafter be made.

         "LIBOR" shall mean, with respect to any Interest Period for any LIBOR Loan, a rate per annum equal to the average (rounded upward if necessary to the nearest 1/16 of 1% per annum) of the respective rates per annum notified to the Agent on the second Business Day prior to the commencement of such Interest Period by the principal New York City office of each Reference Bank as the rate at which deposits in Dollars are offered by each such Reference Bank to prime banks in the London interbank market for delivery for same day value on the first day of such Interest Period and for the number of months or days comprised therein in an amount approximately equal to the amount of the Loan of such Reference Bank to be outstanding during such Interest Period.

         "LIBOR Loans" shall mean those Loans (or portion thereof) as elected by the Company as to which the rate of interest is determined by reference to LIBOR as elected by the Company for an Interest Period from time to time.

         "Loans" shall mean each amount which each Bank advances to the Company pursuant to subsection 2.1(a).

         "Majority Banks" shall mean Banks to which at least 66 2/3% of the aggregate unpaid principal amount of the Loans are owing or, if no Loans shall be outstanding at the time of determination, Banks having at least 66 2/3% of the aggregate amount of the Commitments.

         "Margin" shall mean 0.10 percent (0.10%) per annum.

         "Maturity Date" shall mean (a) for a LIBOR Loan a day numerically corresponding to the Borrowing Date for such Loan one month, two months, three months, six months, nine months or twelve months from such Borrowing Date as the Company shall elect in a notice of borrowing pursuant to subsection 2.2(a) and, in the case of Maturity Dates of nine or twelve months from such Borrowing Date, for which the Agent and the Banks have determined that funding is available in accordance with said subsection, (b) for a Base Rate Loan the Business Day selected by the Company as the Maturity Date for such Base Rate Loan in a notice of borrowing pursuant to subsection 2.2(a), which in no event shall be later than the 30th day following the Borrowing Date for such Base Rate Loan and (c) for an Uncommitted Advance the Business Day selected by the Company as the Maturity Date for such Uncommitted Advance in a notice of borrowing pursuant to subsection 3.2(a), which in no event shall be shorter than 7 days or longer than 180 days following the Borrowing Date for such Uncommitted Advance; provided that (x) in the event that any Maturity Date for a Loan or Uncommitted Advance would otherwise be a day which is not a Business Day or in the event that a Maturity Date for a Loan or Uncommitted Advance shall be specified to be a day which, subsequent to such specification, ceases to be a Business Day, such Maturity Date shall be extended to the next succeeding Business Day unless, in the case of a Loan or Uncommitted Advance, such Business Day falls in another calendar month, in which case such Maturity Date shall be the next preceding Business Day, and any extension of time pursuant to this clause with respect to any payment of principal shall be included in computing interest in connection with such payment, (y) any Maturity Date for a Loan or Uncommitted Advance which falls on a day for which there is no numerically corresponding day in the relevant calendar month shall fall on the last Business Day of such calendar month and
         (z) any Maturity Date for a Loan or Uncommitted Advance which would otherwise fall on a day after the Termination Date shall fall on the last Business Day which is or immediately precedes the Termination Date.

         "New Company" shall have the meaning as defined in Section 7.4.

         "Optional Majority Banks" shall have the meaning as defined in
         Section 8.

         "Purchasing Bank" shall have the meaning as defined in subsection 10.5(d).

         "Reference Banks" shall mean Union Bank of Switzerland, Deutsche Bank AG and Commerzbank AG.

         "Significant Subsidiary" shall mean a Subsidiary that meets all of the following tests:

                   (a) The Company's and other Subsidiaries' investments in and advances to, or their proportionate share of the total assets (after intercompany eliminations) of, such Subsidiary exceeds 15 percent (15%) of the total assets as shown by the most recent consolidated balance sheet of the Company and its Consolidated Subsidiaries;

                   (b) The total revenues (after intercompany eliminations) of such Subsidiary reduced to the percentage of equity interest held by the Company and its other Subsidiaries in such Subsidiary exceeds 20 percent (20%) of the total revenues as shown by the most recent consolidated income statement of the Company and its Consolidated Subsidiaries; and

                   (c) The Company's and other Consolidated Subsidiaries' equity in the income before taxes and extraordinary items of such Subsidiary exceeds 20 percent (20%) of such income of the Company and Consolidated Subsidiaries for the most recent fiscal year; provided that, if such income of the Company and its Consolidated Subsidiaries for the last fiscal year is at least 10 percent (10%) lower than the average of such income for the last five fiscal years, such average income may be substituted in the determination.

         "Subsidiary" shall mean a corporation more than 50 percent (50%) of the stock of which is directly or indirectly owned by the Company or its Subsidiaries.

         "Substituted Bank" shall have the meaning as defined in subsection 10.5(e).

         "Termination Date" shall mean April 1, 1999, or such earlier date as the Commitments shall terminate as provided in this Agreement.

         "Uncommitted Advances" shall mean each amount which each Bank advances to the Company pursuant to subsection 3.1.

          1.2.     OTHER DEFINITIONAL PROVISIONS

           (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

           (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company not defined in subsection 1.1, and accounting terms partly defined in subsection 1.1 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles in the United States in effect from time to time.

           (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. Unless the context otherwise requires, words denoting the singular only shall include the plural and vice versa.

SECTION 2.         AMOUNT AND TERMS OF LOANS

          2.1.     THE COMMITMENTS AND THE LOANS

           (a) Subject to the terms and upon the conditions of this Agreement, each Bank severally agrees to make Loans in Dollars through its Lending Office to the Company from time to time during the period from, and including the Effective Date, to, but excluding the Termination Date (individually, a "Loan" and, collectively for all the Banks, the "Loans"), in an aggregate principal amount at any one time outstanding, not to exceed, when added to the aggregate principal amount of Uncommitted Advances made by it under this Agreement, and Loans and Uncommitted Advances made by it under the ACONA Agreement, which are then outstanding or to be outstanding on the Borrowing Date, the amount of its Commitment at such time, with the Commitments of all the Banks not to exceed $1,500,000,000.

           (b) The Company may borrow, repay and reborrow hereunder subject to the conditions and terms hereof.

           (c) The Commitments shall terminate on the Termination Date, unless terminated earlier in accordance with this Agreement.

          2.2.     PROCEDURE FOR BORROWING AND DISBURSEMENT

           (a) The Company may request the making of Loans by giving the Agent prior irrevocable notice of each borrowing pursuant to this subsection 2.2(a) specifying (i) the Borrowing Date for such Loans, (ii) the aggregate amount of the Loans requested to be made on such Borrowing Date which shall be at least $10,000,000 and an integral multiple of $5,000,000 in excess thereof, and which, when added to the aggregate principal amount of all Loans outstanding hereunder and under the ACONA Agreement and the aggregate principal amount of the Uncommitted Advances hereunder and under the ACONA Agreement to be outstanding on such Borrowing Date shall not exceed the Commitments on such Borrowing Date, (iii) the Interest Rate selected by the Company and (iv) the Maturity Date for such Loans as the Company shall select; provided that the Company shall give the Agent such prior irrevocable notice (w) by 10:00 a.m. (New York time) on the Borrowing Date when requesting Base Rate Loans, (x) by 11:00 a.m. (New York time) three Business Days prior to the Borrowing Date when requesting LIBOR Loans hereunder having a duration of one, two, three or six months, and (y) by 10:00 a.m. (New York time) four Business Days prior to the Borrowing Date when requesting LIBOR Loans having a duration of nine or twelve months. Upon receiving any such notice of borrowing, the Agent shall promptly notify, and in any event on the same day, each Bank of the contents thereof and of the principal amount of the Loan which such Bank shall be required to make on the relevant Borrowing Date. In the event that the Company has requested a LIBOR Loan of nine or twelve months' duration, each Bank shall notify the Agent by facsimile or telex by 10:00 a.m. (New York time) on the date which is three Business Days prior to the requested Borrowing Date if funds are not available to such Bank on reasonable terms in the London interbank eurocurrency market for such period. In the event that any Bank shall so notify the Agent, the Company shall be deemed to have requested LIBOR Loans of six months duration from all of the Banks and the Agent shall promptly notify the Banks thereof.

           (b) Unless such Bank's Commitment on any Borrowing Date shall have been terminated in accordance with the terms of this Agreement, each Bank shall make available for the account of its Lending Office, on each Borrowing Date, the amount of its Loan to be made on such Borrowing Date to the Agent not later than 10:00 a.m. (New York time) in the case of LIBOR Loans and 12:00 noon (New York time) in the case of Base Rate Loans to: Deutsche Bank AG, New York Branch, ABA: 026 003 780, Account Name: Syndication Clearing Account, Account
Number: 100440240008, Ref: Associates First Capital Corporation, in Dollars and in funds with same day value. Subject to the satisfaction of the conditions set forth in Section 6, the Agent shall make available to the Company on each Borrowing Date, the aggregate of the amounts so received by it in like funds by credit not later than 12:00 noon (New York time) in the case of LIBOR Loans and 2:00 p.m. (New York time) in the case of Base Rate Loans to:
The Account of Associates First Capital Corporation, at The First National Bank of Chicago, Account #5389178, ABA #071 000 013, Reference: Associates, or to such other account as the Company may direct; provided, however, that if the Agent shall receive less than all the amounts payable by the Banks in accordance with this Section 2.2 the Agent shall make available to the Company as aforesaid such aggregate principal amount as it shall actually have received, or at its option such greater amount in accordance with subsection 4.6(b).

          2.3.     INTEREST ON LOANS

           (a) Each Loan shall bear interest on the unpaid principal amount thereof from the Borrowing Date until paid in full (both before and after judgment) at a rate per annum equal to (1) for the Base Rate Loans, the Base Rate, and (2) for LIBOR Loans, for any Interest Period, the sum of LIBOR and the Margin. Interest on each Loan shall be payable (i) in the case of Base Rate Loans, on the Maturity Date, (ii) in the case of LIBOR Loans, the applicable Maturity Date of the LIBOR Loan, or if the Maturity Date is in excess of three months from the Borrowing Date of such LIBOR Loan, interest shall also be payable on the expiration of each three-month period from such Borrowing Date, provided that, if any such date is not a Business Day, such payment shall be made on the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such payment shall be made on the preceding Business Day.

           (b) Promptly after each determination of LIBOR, the Agent shall notify the Company and the Banks of the rate of interest applicable to, and the amount of interest payable for, each Interest Period for each such LIBOR Loan. For Base Rate Loans, any change in the interest rate resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate is announced. The Agent shall also notify the Company and the Banks of the effective date and the Base Rate on the occurrence of each change in the Base Rate, provided, however, that the failure to promptly give any such notice shall not affect the effective date of such change in the Base Rate or the obligation of the Company to pay same. Interest on Base Rate Loans shall be computed at the Base Rate based on a 365 or 366-day year, as the case may be, for the actual number of days each Base Rate Loan is outstanding. Interest on LIBOR Loans shall be computed at the per annum rate for LIBOR specified in subsection 2.3(a) based on a 360-day year for the actual number of days in the Interest Period. The determination set forth in such notices shall be conclusive in the absence of manifest error.

SECTION   3.       TERMS OF UNCOMMITTED ADVANCES

          3.1.     THE UNCOMMITTED ADVANCES

           (a) From time to time during the period from and including the Effective Date to but excluding the Termination Date, and subject to the terms and upon the conditions of this Agreement, the Company may request the Banks to bid to make Uncommitted Advances. Each Bank which at its option submits a bid to make an Uncommitted Advance to the Company and has received a notice pursuant to subsection 3.2(g) agrees to make an Uncommitted

Advance through its Lending Office to the Company (individually, an "Uncommitted Advance" and, collectively for all the Banks, the "Uncommitted Advances") in such amount as notified to such Bank in the notice delivered pursuant to subsection 3.2(g), but in no event to exceed the amount requested by the Company in its notice of borrowing pursuant to subsection 3.2(a); provided, however, in no event may the aggregate outstanding principal amount of Loans and Uncommitted Advances made pursuant to this Agreement and the ACONA Agreement exceed the Commitments.

           (b) The Company may borrow, repay and reborrow hereunder subject to the conditions and terms hereof.

          3.2.     PROCEDURE FOR BORROWING AND DISBURSEMENT

           (a) The Company may request the Banks to submit bids for the making of Uncommitted Advances by giving the Agent prior notice of each borrowing pursuant to this subsection 3.2(a) by 10:00 a.m. (New York time) two Business Days before the proposed Borrowing Date, specifying (i) the Borrowing Date for such Uncommitted Advances, (ii) the aggregate amount of the Uncommitted Advances requested to be made on such Borrowing Date, which shall be at least $10,000,000 and an integral multiple of $5,000,000 in excess thereof, and (iii) the Maturity Dates for such Uncommitted Advances as the Company shall select which shall be not less than 7 days and shall not exceed 180 days from the Borrowing Date; provided that the Company may not request more than three Maturity Dates in bid requests made during any one Business Day. The Agent shall promptly notify each Bank of the contents of such notice by the Company.

           (b) Each Bank may irrevocably bid to make all or a portion of the Uncommitted Advances requested by the Company in its notice of borrowing pursuant to subsection 3.2(a) by giving the Agent an irrevocable bid, not later than 12:00 noon (New York time) (11:00 a.m. [New York time] in the case of a bid by the Bank which is the Agent) one Business Day before the Borrowing Date, specifying (i) the aggregate principal amount of the Uncommitted Advances requested by the Company which it bids to make, which shall be at least $1,000,000 and an integral multiple of $1,000,000 in excess thereof, and (ii) the per annum rate of interest to be in effect for the entire term of the Uncommitted Advance.

           (c) Any bid made by a Bank pursuant to subsection 3.2(b) shall be irrevocable and each Bank agrees that if any bid made by it is accepted in whole or in part it will make an Uncommitted Advance on the proposed Borrowing Date in an aggregate principal amount equal to the aggregate principal amount of the Uncommitted

Advances for which its bid is accepted as notified to such Bank pursuant to subsection 3.2(g).

           (d)  The Agent shall give notice to the Company of bids made by the
Banks pursuant to subsection 3.2(b) no later than   1:00 p.m. (New York time)
one Business Day before the proposed Borrowing Date.

           (e) No later than 3:00 p.m. (New York time) one Business Day before the proposed Borrowing Date the Company shall notify the Agent by telephone (confirmed by facsimile) which bids, if any, it wishes to accept in whole or in part, in accordance with subsection 3.2(f), provided, however, that bids accepted in part shall be in a minimum principal amount of $500,000 and greater integral multiples of $100,000.

           (f) The Company, in consultation with the Agent, shall accept bids in whole or in part (which acceptance shall be irrevocable) on the following basis:

                    (i) Bids shall be ranked on the basis of lowest to highest per annum rates of interest and the Company shall accept the lowest per annum rates of interest first and thereafter successively higher per annum rates of interest until the aggregate principal amount of Uncommitted Advances requested by the Company in its notice of borrowing pursuant to subsection 3.2(a) is reached; provided that in the event that bids are made by two or more Banks at the same per annum rate of interest for a greater principal amount of Uncommitted Advances than the amount in respect of which such bids are accepted at that per annum rate of interest then the principal amount of the Uncommitted Advances in respect of which such bids are accepted shall be allocated between such Banks by the Agent in such amounts as it may in its absolute discretion decide as being as nearly as may be in proportion to the respective principal amounts of Uncommitted Advances for which bids were made by such Banks at such per annum rates of interest but rounded up or down as may be necessary to a multiple of the minimum denomination of the Uncommitted Advances to be made on the same Borrowing Date; and provided, further, that the Company shall have the right to reject any or all bids made by the Banks in the order of the highest to lowest per annum rates of interest; and

                    (ii) the Company may not accept bids for Uncommitted Advances in an aggregate principal amount greater than that requested by the Company in the notice of borrowing pursuant to subsection 3.2(a).

           (g) The Agent shall promptly notify (with a copy to the Company) each Bank which has made a bid whether its bid has been accepted, and whether in whole or in part, specifying the principal amount of the Uncommitted Advances in respect of which its bid has been accepted, the applicable per annum rates of interest, the aggregate amount of Uncommitted Advances from all Banks, and the number of Banks having Uncommitted Advances accepted.

           (h) Each Bank whose bid for Uncommitted Advances has been accepted in whole or in part pursuant to subsection 3.2(g) shall make available for the account of its Lending Office, on each applicable Borrowing Date, the amount of its Uncommitted Advance to be made on such Borrowing Date in Dollars, not later than 10:00 a.m. (New York time) to Deutsche Bank AG, New York Branch, ABA: 026 003 780, Account Name: Syndication Clearing Account, Account Number:
100440240008, Ref: Associates First Capital Corporation, in Dollars and in funds with same day value. Subject to the satisfaction of the conditions set forth in Section 6, the Agent shall make available to the Company as soon as practical on the Borrowing Date, the aggregate of the amounts so received by it in like funds by credit in Dollars, to The Account of Associates First Capital Corporation, at The First National Bank of Chicago, Account #5389178, ABA #071 000 013, Reference: Associates, or to such other account as the Company may direct.

           (i) After receiving written notice from any Bank or the Company that an Event of Default under Section 8 has occurred and is continuing, the Agent shall notify each Bank having Uncommitted Advances outstanding of the identity of each other Bank having Uncommitted Advances outstanding and the respective amounts of such Banks' Uncommitted Advances.

          3.3.     INTEREST ON UNCOMMITTED ADVANCES

           (a) Each Uncommitted Advance shall bear interest on the unpaid principal amount thereof from the Borrowing Date until paid in full (both before and after judgment) at a rate per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) equal to the per annum rate of interest for the Interest Period with respect to such Uncommitted Advance. Interest on each Uncommitted Advance shall be payable on the Maturity Date with respect thereto in Dollars, or, if the Maturity Date is in excess of three months from the Borrowing Date of such Uncommitted Advance, interest shall also be payable on the expiration of each three-month period from such Borrowing Date; provided that, if any such date is not a Business Day, such payment shall be made on the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such payment shall be made on the next preceding Business Day.

           (b) The Agent shall notify the Company and the relevant Banks of the rate of interest applicable to, and the amount of interest payable for, each Interest Period for an Uncommitted Advance promptly after determination of the rate of interest for such Interest Period.

SECTION   4.       ADDITIONAL TERMS RELATING TO LOANS AND UNCOMMITTED  ADVANCES

          4.1.     LOAN ACCOUNTS

           (a) Each Bank shall open and maintain in accordance with its usual practice a loan account or accounts in the name of the Company in which shall be recorded, in Dollars, the amounts in respect of Loans and Uncommitted Advances from time to time advanced by, owing to and received or recovered by such Bank hereunder.

           (b) The Agent shall maintain a control account in the name of the Company in which shall be recorded in Dollars, in accordance with its usual practice (i) the amount of each Loan and Uncommitted Advance, (ii) the amount of any other sum falling due hereunder and (iii) the amount of any sum received or recovered by the Agent for the account of any Bank hereunder.

           (c) Failure by the Agent or any Bank to make any notation with respect to any Loan or Uncommitted Advance, or any error with respect thereto, shall not limit or otherwise affect the obligations of the Company under this Agreement with respect to such Loan or Uncommitted Advance. The entries made in the account of the Agent and each Bank shall, in the absence of manifest error, be conclusive evidence of the existence of the obligations of the Company to pay the amounts therein recorded.

           (d) Notwithstanding anything to the contrary, any Bank may request the Company to execute one or more notes to evidence Loans and Uncommitted Advances pursuant to the terms of this Agreement in such form as such Bank and the Company shall agree.

          4.2.     CHANGE IN CIRCUMSTANCES

           (a) If, with respect to proposed LIBOR Loans to be made on a proposed Borrowing Date:

           (i) the Agent, after consultation with the Reference Banks, shall have determined (which determination shall be conclusive and binding upon all parties hereto) that by reason of circumstances affecting the London interbank market generally, adequate and reasonable means do not exist for ascertaining the interest rate applicable to such LIBOR Loans; or

          (ii) the Agent shall have received notice one Business Day prior to the proposed Borrowing Date from each of such of the Banks as constitute the Majority Banks that the interest rate to be applicable to such Interest Period does not accurately reflect the cost to such Banks (as conclusively certified by such Banks in writing to the Agent and to the Company) of making its LIBOR Loans during such Interest Period; or

         (iii) the Agent shall have received notice one Business Day prior to the proposed Borrowing Date from each of such of the Banks as constitute the Majority Banks that deposits in Dollars are not available to such Banks (as conclusively certified by such Banks in writing to the Agent and to the Company) in the ordinary course of business in the London interbank market in sufficient amounts to make its LIBOR Loan;

then the Agent shall forthwith give notice by facsimile, confirmed by letter, to the Company and to each of the Banks and, until such notice shall be withdrawn by the Agent, no new LIBOR Loans shall be made by the Banks. During the 30 days next succeeding the giving of such notice by the Agent to the Company of such determination, the Company, the Agent and each Bank shall negotiate in good faith in order to arrive at a mutually satisfactory interest rate to be substituted for the interest rate which would otherwise have been determined pursuant to Section 2.3 for the proposed Interest Period affected by such circumstances as aforesaid.

           (b) If within such 30 day period the Company, the Agent and all the Banks shall agree in writing upon a substituted interest rate and the effective date thereof, such substituted interest rate shall be applicable to a renewed request by the Company for such proposed Loan to be made; provided that such Loan is made prior to the determination referred to in paragraph (c) of this
Section 4.2.

           (c) During any period when borrowings are suspended or when an alternative interest rate is in force pursuant to this subsection, the Agent, in consultation with the Banks, shall periodically, at least once a month, determine whether circumstances are such that LIBOR may again be determined.
If such determination is made, the Agent shall forthwith give written notice to the Company and each Bank, whereupon the Agent, the Company and the Banks shall as promptly as possible establish a date on which to determine LIBOR.

          4.3.     REPAYMENT

         The Company promises to pay the principal of and interest on the Loans and the Uncommitted Advances in Dollars on the respective interest payment dates and Maturity Dates therefor. Interest accrued after the Maturity Date for any Loan or Uncommitted Advance which has not been paid on such Maturity Date shall be payable from time to time on demand from the Agent to the Company.

          4.4.     TERMINATION OR REDUCTION OF COMMITMENTS

         The Company shall have the right, upon not less than thirty Business Days' irrevocable prior written notice to the Agent, to terminate the Commitments or, from time to time, permanently reduce the amount of the Commitments; provided that (a) any reduction of the amount of the Commitments which does not terminate all the Commitments (i) shall be in an amount of at least $10,000,000 and integral multiples of $5,000,000 in excess thereof, (ii) may not reduce the amount of the Commitments to an amount less than the aggregate principal amount of all Loans and Uncommitted Advances then outstanding and amounts outstanding or to be outstanding on such date under the ACONA Agreement and (iii) shall be applied ratably to reduce the amount of the Commitment of each Bank and (b) no termination of the Commitments shall be permitted if at such time there are any Loans or Uncommitted Advances outstanding hereunder or under the ACONA Agreement.

          4.5.     FACILITY, UTILIZATION, PARTICIPATION, ARRANGEMENT AND
                   AGENCY FEES

           (a) From and including the Effective Date, the Company agrees to pay to the Banks a facility fee equal to 0.06 percent (0.06%) per annum on the amount of the Commitments during the period in respect of which the facility fee is paid. The facility fee shall (i) be computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed,
(ii) be payable quarterly in arrears (or if any such day is not a Business Day, on the next succeeding Business Day) from the Effective Date to and including the Termination Date and on the Termination Date, commencing on the date which is three months after the Effective Date, and (iii) be paid by the Company to the Agent for the account of the Banks.

           (b) From and including the Effective Date, the Company agrees to pay to the Banks a utilization fee on the daily average outstanding principal amount of all Loans during the period in respect of which the utilization fee is payable, if such average outstandings during the three-month period in respect of which such utilization fee is payable exceed fifty percent (50%) of the Commitments. The utilization fee shall (i) be calculated at the rate per annum equal to 0.05% on the entire amount of such daily average outstandings if such outstandings are equal to or greater than 50% of the Commitments, (ii) be computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed, (iii) be payable quarterly in arrears (or if any such day is not a Business Day, on the next succeeding Business Day) from the Effective Date to and including the Termination Date and on the Termination Date and (iv) be paid by the Company to the Agent for the account of the Banks within 5 Business Days after each three-month anniversary of the Effective Date hereof.

           (c) The Company agrees to pay to the Syndication Agent, for its own account, an arrangement fee in an amount heretofore agreed between the Company and the Syndication Agent. The arrangement fee shall be payable the first Business Day after completion of execution of this Agreement.

           (d) The Company agrees to pay to the Agent, for its own account, an agency fee in an amount and at the times heretofore agreed between the Company and the Agent.

           (e) The Company agrees to pay to the Documentation Agent, for its own account, a documentation agent fee in an amount heretofore agreed between the Company and the Documentation Agent. The documentation agent fee shall be payable on the first Business Day after completion of execution of this Agreement.

          4.6.     PAYMENTS

           (a) Each payment by the Company on account of the principal of, or interest on, the Loans and Uncommitted Advances and of any fees and other amounts payable to the Banks under this Agreement shall be made without set-off or counterclaim. Each such payment (other than amounts which are expressly stated to be payable directly to a particular Bank) shall be made by 12:00 noon (New York time) on the date specified for payment under this Agreement to Deutsche Bank AG, New York Branch, ABA: 026 003 780, Account Name:
Syndication Clearing Account, Account Number: 100440240008, Ref: Associates First Capital Corporation, in Dollars and in funds with same day value for the account of the Banks (or, in the case of payments in respect of Uncommitted Advances, for the account of the Bank that made such Uncommitted Advances). Upon receipt of each such payment the Agent shall make prompt payment to each Bank for the account of its Lending Office in like funds of all amounts received by it for the account of such Bank in accordance with payment instructions previously received by the Agent from such Bank.

           (b) The Agent may assume that each Bank has made its Loans or Uncommitted Advances available to the Agent on each Borrowing

Date and the Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Company a corresponding amount. If and to the extent any such Bank shall not have so made any such Loan or Uncommitted Advance available to the Agent, such Bank and the Company severally agree to repay to the Agent forthwith on demand first, from such Bank, and if not promptly paid, from the Company, such corresponding amount together with interest thereon for each day from the date such amount is made available to the Company until the date such amount is repaid to the Agent, which interest shall be calculated (i) in the case of the Company, at the interest rate applicable to such Loan or Uncommitted Advance at the time of such Loan or Uncommitted Advance and (ii) in the case of such Bank, at a rate per annum which reflects the cost of funds to the Agent as reasonably determined by the Agent, in each case for the period from the date of such payment to the date of such reimbursement. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan or Uncommitted Advance, as the case may be, for purposes of this Agreement. The parties to this Agreement understand and agree that failure on the part of any one Bank to perform in accordance with Section 2.2 hereunder does not relieve other Banks of their obligations under this Agreement.

           (c) Unless the Agent shall have been notified by the Company prior to the date on which any payment to be made by the Company under this Agreement is due that the Company does not intend to remit such payment, the Agent may assume that the Company has remitted such payment when so due and the Agent may (but shall not be obligated to), in reliance upon such assumption, make available to each Bank (for the account of its Lending Office) on such payment date an amount equal to such Bank's share of such assumed payment. If the Company has not in fact remitted such payment to the Agent each Bank shall forthwith on demand repay to the Agent the amount of such assumed payment made available to such Bank, together with interest thereon, in respect of each day from and including the date such amount was made available by the Agent to such Bank to the date such amount is repaid to the Agent at a rate per annum which reflects the cost of funds to the Agent for the period from the date of such payment to the date of reimbursement as reasonably determined by the Agent.

          4.7.     PRO RATA TREATMENT

         Each borrowing by the Company from the Banks pursuant to Section 2.2 shall be made pro rata from the Banks on the basis of their respective Commitments on each Borrowing Date. Each payment of principal of, and interest on, the Loans and any other amounts payable hereunder (other than payments which are expressly provided in this Agreement to be payable only to a particular Bank, the Agent, the Documentation Agent or the Syndication Agent) shall be made to the Agent for the account of the Banks pro rata on the basis of the respective amounts of such outstanding Loans held by them immediately prior to such payment or, in the case of the payment of facility, participation and utilization fees, pro rata on the basis of the respective amounts of the Commitments in effect during the period in respect of which such fees are payable.

          4.8.     ILLEGALITY

         Notwithstanding any other provision herein, if a Bank determines that for such Bank to make, maintain or fund its Commitment or its Loans or Uncommitted Advances as contemplated by this Agreement would be in violation of applicable law, regulation, treaty, directive or guideline, whether or not having the force of law, such Bank shall give the Company and the Agent prompt written notice thereof, and thereupon the Commitment of such Bank shall forthwith terminate, and the Company shall pay the outstanding Loans or Uncommitted Advances of such Bank, with accrued interest thereon and any amounts owing hereunder, on the respective Maturity Dates with respect thereto, unless such Bank (because it would be in violation of applicable law, regulation, treaty, directive or guideline, whether or not having the force of law) shall require its Loans or Uncommitted Advances to be paid earlier, in which case such Bank shall so notify the Company and the Agent and such Loans or Uncommitted Advances shall be prepaid on the date required by such Bank, together with accrued interest and other amounts payable hereunder to the date of such prepayment.

          4.9.     INCREASED COSTS

           (a) If the Agent or any Bank shall determine that by reason of (i) the introduction of, or any change in, any applicable law or regulation or in the interpretation thereof by any governmental or other regulatory authority charged with the administration thereof or court of competent jurisdiction and/or (ii) compliance by the Agent or such Bank with any request or directive from any central bank or other fiscal, monetary or other regulatory authority (whether having the force of law or not), which introduction, change, interpretation, or request or directive occurs after the date hereof, there shall be any increase in the cost to the Agent or such Bank of maintaining or giving effect to its obligations under this Agreement, or any reduction in any amount receivable by the Agent or such Bank under this Agreement, excluding, however, in each case, any matter covered under subsection 4.9(b) below, then the Company shall from time to time on receipt (whenever occurring) of a certificate from the Agent or (as the case may be) such Bank pay to the Agent or (as the case may be) such Bank such amounts as are certified therein to be required to indemnify the Agent or (as the case may be) such Bank against such increased cost and/or such reduction.

           (b) If compliance by any Bank or any corporation controlling such Bank with (i) any amendment or a change in the Capital Adequacy Guidelines (as defined below) adopted after the date of this Agreement, (ii) any law, rule or regulation regarding capital adequacy of general applicability to all banks subject to such law, rule or regulation, adopted after the date of this Agreement, (iii) any request or directive of general applicability to all banks subject to such request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or any other financial, monetary or other governmental authority occurring after the date of this Agreement, or
(iv) any changes therein or in the interpretation or application thereof, does or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change or compliance, by an amount reasonably determined by such Bank to be material, then such Bank shall promptly notify the Company of such determination. The Company shall from time to time on subsequent receipt (whenever occurring) of a certificate from such Bank pay to such Bank such amounts as are certified therein (such certificate to set forth in reasonable detail the assumptions used by the Bank in determining such amounts and the manner in which such amounts were calculated) to be required to compensate such Bank for such reduced rate of return; provided, however, that the Company shall not be required to (i) compensate any Bank for any such reduced rate of return unless such Bank determines such amounts in good faith and uses reasonable averaging and attribution methods which cover all loans and commitments similarly situated, whether or not the documentation therefor permits such Bank to receive a compensation of the kind described in this subsection 4.9(b), (ii) compensate any Bank for any reduced rate of return by such Bank which arises from any required increase in such Bank's level of capital and which increase is not also required of all other banks under the same regulatory jurisdiction as such Bank and which are in the same general regulatory category as such Bank, or (iii) pay to such Bank any amount set forth in any such certificate which relates to any period prior to the date (x) which is 30 days after the date on which such Bank has notified the Company pursuant to the preceding sentence or (y) which is more than 90 days prior to the date of each such certificate.

                As used in this Section, the term "Capital Adequacy Guidelines" means any or all of (a) Appendix A to Part 225 -Capital Adequacy Guidelines for Bank Holding Companies: Risk-Based Measure, 54 Fed. Reg. 4209 (1989) (12 C.F.R. Part 225), (b) Appendix A - Risk-Based Capital Guidelines, 54 Fed. Reg. 4177 (1989) (12. C.F.R. Part 3), (c) Appendix A to Part 208 - Capital Adequacy Guidelines for State Member Banks: Risk-Based Measure, 54

Fed. Reg. 4197 (1989) (12 C.F.R. Part 208), and/or (d) any reasonably equivalent law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) applied to a Bank by any government having jurisdiction over a Bank.

           (c) Without limiting the obligations of the Company under subsection 4.9(a), if Regulation D of the Board of Governors of the Federal Reserve System (the "Board") shall require reserves actually to be maintained against "Eurocurrency Liabilities" of any Bank, such Bank may require the Company to pay, contemporaneously with each payment of interest on any Loan or Uncommitted Advance made by such Bank, additional interest on such Loan or Uncommitted Advance at a rate per annum equal to the Adjusted Rate (as hereinafter defined). Any Bank wishing to require payment of such interest shall give notice thereof at least three Business Days prior to (i) the making of any subsequent Loan or Uncommitted Advance or (ii) the Maturity Date of any Loan or Uncommitted Advance then outstanding with respect to which such additional interest is requested. For the purposes of the foregoing:

                     (A) the "Adjusted Rate" applicable to any Loan or Uncommitted Advance, means a rate per annum equal to the excess of (X)
         (1) LIBOR as calculated in respect of such Loan or Uncommitted Advance, divided by (2) 1.00 minus the Reserve Percentage over (Y) the rate specified in (X) (1); and

                     (B) "Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board (or any successor) for determining the maximum aggregate reserve requirement for Eurocurrency Liabilities.

         4.10.     TAXES ON PAYMENTS

           (a) All payments (including fees) in respect of the Loans and Uncommitted Advances shall be made free and clear of and without any deduction for or on account of any present and future taxes or similar charges imposed by the United States of America, or any political subdivision or taxing authority thereof or therein (all such taxes being hereinafter called "Taxes"), except as expressly provided in this Section 4.10. If any Taxes are imposed and required by law to be paid or withheld from any amount payable to the Agent or any Bank or its Lending Affiliate, then the Company shall (i) increase the amount of such payment so that the Agent or such Bank will receive a net amount (after deduction of all Taxes) equal to the amount due hereunder, (ii) pay such Taxes to the appropriate taxing authority for the account of the Agent or such Bank, and (iii) as promptly as possible thereafter, send such Bank evidence showing payment thereof, together with such additional documentary evidence as such Bank may from time to time require. If the Company fails to perform its obligations under (ii) or (iii) above, the Company shall indemnify the Agent or such Bank for any incremental taxes, interest or penalties that may become payable as a result of any such failure; provided, however, that the Company will not be required to make any payment to the Agent or any Bank or Lending Affiliate under this Section 4.10 if withholding is required in respect of such Bank by reason of such Bank's or Lending Affiliate's inability to furnish under subparagraph (b) immediately below an extension or renewal of a Form 1001 or Form 4224 (or successor form), as applicable, unless such inability results from a change in any applicable law or regulation or in the interpretation thereof by any regulatory authority (including, without limitation, any change in an applicable tax treaty) occurring after the date hereof.

           (b) Each Bank and each Lending Affiliate agrees that it shall deliver to the Company and the Agent at least five Business Days prior to the first Borrowing Date or, if such date does not occur within 30 days after the date of execution of this Agreement, by the end of such 30 day period, either
(i) a statement that it is incorporated under the laws of the United States of America or a state thereof or (ii) if it is not so incorporated, (A) a letter in duplicate in the form of Exhibit A or Exhibit B, as appropriate, and two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that the Agent or such Bank or Lending Affiliate, as the case may be, is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Bank and the Agent which delivers a Form 1001 or 4224 and Form W-8 and W-9 pursuant to the next preceding sentence further undertakes to deliver to the Company and, in the case of such Bank, to the Agent, two further copies of the said letter and Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it, and such extensions or renewals thereof as may reasonably be requested by the Company, certifying in the case of a Form 1001 or 4224 that such Bank or the Agent is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent a Bank or the

Agent from duly completing and delivering any such letter or form with respect to it and such Bank or the Agent advises the Company that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

         4.11.     ADDITIONAL ACTION IN CERTAIN EVENTS

           (a) If an event or condition described in Sections 4.8, 4.9, or 4.10(a) has occurred or exists, or, in the case of subsection (i) below, will occur or exist, but without prejudice to the obligations of the Company under Sections 4.8, 4.9 or 4.10, the Bank or Banks so affected by such event or condition will, if so requested by the Company, (i) consult with the Company and the Agent for up to 30 days from the date of such request with a view to agreeing to a mutually acceptable alternative arrangement which will avoid or minimize the payment of such additional amount in the future and which is not prejudicial to that Bank or (ii) make a good faith effort (which shall not require the Bank to incur any loss) to make within 30 days, subject to the consent of the Company, an assignment, in accordance with subsection 10.5(d), of all its rights and delegation of its obligations under this Agreement, including the Commitments and the outstanding Loans or Uncommitted Advances to one of its subsidiaries or affiliates or to another Bank or to a Purchasing Bank, for the purpose of causing such event or condition to cease to exist or to reduce the liability of the Company, so long as such assignment and delegation does not, at the time of such assignment, result in another such event or condition specified above under Section 4.8, or cause a condition or event in the subsections specified above which results in no reduction in the liability of the Company under such subsection.

           (b) Subject to (a) above, the Company shall have the right to prepay, if an event or condition described in Sections 4.9 or 4.10(a) has occurred or exists, the outstanding Loans or Uncommitted Advances, if any, as applicable, and terminate the Commitments, of the Bank or Banks so affected by such event or condition, upon giving the Agent and such Bank or Banks at least five Business Days' prior irrevocable notice thereof specifying the date of prepayment, if any, and termination. Any such prepayment hereunder shall be made by the Company, together with interest thereon and any other amounts payable hereunder, on the date specified in such notice and, if not made on a Maturity Date, shall be made together with the indemnity payment referred to in subsection 4.12 hereof.

         4.12.     INDEMNITY FOR LOSSES

         The Company agrees, without prejudice to any other rights of the Banks hereunder, to indemnify each Bank and to hold each Bank harmless from any loss or expense (excluding loss of profit) which such Bank may sustain or incur as a consequence of (a) default by the Company in payment of the principal of, or, to the extent permitted by law, interest on, any Loan or Uncommitted Advances of such Bank, (b) failure by the Company to comply with any condition set forth in Section 6 after having given a notice of borrowing in accordance with
Section 2.2 or 3.2, or failure by the Company to borrow after having given a notice of borrowing in accordance with Section 2.2 or having accepted a bid in accordance with subsection 3.2(f), (c) any acceleration of the Loans or Uncommitted Advances pursuant to Section 8, or (d) the Company making any payment on a day which is not a Maturity Date with respect thereto, including, in each case, but not limited to, any such loss or expense arising from interest or charges payable by such Bank to lenders of funds obtained by it in order to maintain its Loan or Uncommitted Advance.

         4.13.     PURPOSE OF CREDIT FACILITY

         The Company agrees that the credit facility hereunder shall be used for its general corporate purposes, including, but not limited to the payment of dividends.

         4.14.     MAXIMUM INTEREST RATE

         The interest rate on the Loans and Uncommitted Advances will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

SECTION 5.         REPRESENTATIONS AND WARRANTIES

         The Company hereby represents and warrants to the Agent and each Bank as follows:

          5.1. The Company and each Subsidiary is a corporation duly organized and in good standing under the laws of the jurisdiction of its incorporation, has the power to conduct its business as now conducted and is duly qualified as a foreign corporation and in good standing in all jurisdictions wherein the nature of the business it transacts makes such qualification necessary.

          5.2. The Company's Annual Report on Form 10-K for the year ended December 31, 1994 and quarterly report on Form 10-Q for the nine months ended September 30, 1995, heretofore delivered to each Bank, as of the date of each, was true and accurate in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          5.3. The consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1994 and the related consolidated statements of earnings, changes in stockholders' equity and cash flows of the Company for the fiscal year then ended certified by Coopers & Lybrand and contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, and the unaudited consolidated balance sheet of the Company as of September 30, 1995 and the related unaudited consolidated statements of earnings and cash flows for the three months ended September 30, 1995 contained in the Company's Form 10-Q Quarterly Reports for the three months ended September 30, 1995, copies of which have been delivered to each Bank, were prepared in accordance with generally accepted accounting principles, are complete and correct, and fairly present the financial position of the Company and its Subsidiaries as of said dates and the results of their operations for the periods then ended.

          5.4. The execution, delivery and performance of this Agreement by the Company and the borrowing of the Loans and the Uncommitted Advances are within the Company's corporate authority, have been duly authorized by proper corporate proceedings, will not contravene any provision of law or its charter or by-laws or constitute a default under the terms of any agreement binding upon it, and does not require the consent or approval of, or registration with, any governmental authority, body or agency.

          5.5. This Agreement constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms subject as to enforcement, however, to bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

          5.6. The obligations of the Company under the Agreement rank and will rank at all times at least pari passu with all other unsecured and unsubordinated Indebtedness of the Company.

          5.7. Except as described in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, there is no litigation, action, suit or proceeding pending, or to the knowledge of the Company any investigation or litigation, action, suit or proceeding threatened, against the Company or any of its Subsidiaries before any court, arbitrator or administrator or governmental body which is reasonably likely to result in any material adverse change in the business or financial position of the Company and its Subsidiaries taken as a whole or the Company becoming unable to perform its obligations under this Agreement.

          5.8. No employee benefit plan established or maintained by, or to which contributions have been made by, the Company or any Subsidiary or both, which is subject to Part 3 of Subtitle B of Title 1 of ERISA had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the most recent fiscal year of such plan ended prior to the date hereof and no material liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any such plan by the Company or by any Subsidiary.

          5.9. Neither the Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of such term as defined in Regulations G, T, U and X of the Board and no Loan or Uncommitted Advance hereunder will violate any provision of any of said regulations. After application of the proceeds of any Loan or Uncommitted Advance, the amount of margin stock (as defined in said Regulations) subject to any restrictions contained in Sections 7.5 and 7.6 hereof will constitute less than 25% of the total assets of the Company subject to such restrictions.

         5.10. No event has occurred and is continuing which constitutes a default under or in respect of any material agreement, undertaking or instrument to which the Company is a party or by which the Company may be bound and no event has occurred which, with giving of notice, lapse of time or other condition, would constitute a default under or in respect of any such agreement, undertaking or instrument.

SECTION 6.         CONDITIONS PRECEDENT

          6.1.     CONDITIONS OF INITIAL BORROWINGS

         The obligation of each Bank to make its initial Loan or Uncommitted Advance hereunder is subject to the receipt by the Documentation Agent at its offices in New York, New York, with copies to the Banks of each of the following documents, in form and substance satisfactory to the Agent, on or prior to the date which is at least four Business Days before the first Borrowing Date:

                     (a) copies of the resolutions of the Board of Directors or the Executive Committee of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the borrowings hereunder, certified by the Secretary or an Assistant Secretary of the

         Company as being true, correct and in full force and effect and as not having been modified or rescinded;

                     (b) a certificate of incumbency, dated the first Borrowing Date, with respect to the officers of the Company who are authorized and who will execute and deliver this Agreement and any other documents to be delivered in connection herewith;

                     (c) a copy of the charter and by-laws of the Company, each certified, as of the first Borrowing Date, by the Secretary or an Assistant Secretary of the Company as being true, complete and correct and in full force and effect;

                     (d) the opinion of the General Counsel or Assistant General Counsel to the Company, substantially in the form of Exhibit C hereto, dated the first Borrowing Date; and

                     (e) such other documents as the Agent may reasonably request.

          6.2.     CONDITIONS TO ALL BORROWINGS; REPETITION OF REPRESENTATIONS

           (a) The obligation of each Bank to make its Loan or Uncommitted Advance on any Borrowing Date is further subject to the conditions that (i) on each such date, the representations and warranties of the Company contained in this Agreement are true and correct on such date with the same effect as if made on and as of such date and (ii) on each such date, no event has occurred, or will result from the making of the Loans or Uncommitted Advances to be made on such date, which constitutes an Event of Default, or which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

           (b) By sending a notice of borrowing pursuant to Section 2.2 or 3.2, the Company shall be deemed to have made a representation that the statements contained in subsection 6.2(a) are true and correct on the Borrowing Date referred to in such notice.

SECTION 7.         COVENANTS

         So long as the Commitments remain in effect, or any Loan or Uncommitted Advance or any other amount payable under this Agreement remains outstanding and unpaid, the Company covenants and agrees as follows:

          7.1.  The Company will deliver to each Bank:

           (a) as soon as available and in any event within 60 days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, beginning with the first such quarterly accounting period ending on or after the date of this Agreement, copies of a consolidated balance sheet of the Company and its Subsidiaries as of the end of each such accounting period and copies of the related consolidated statements of earnings, changes in stockholders' equity and cash flow for each such accounting period and separate balance sheets, on a combined or consolidated basis of each Subsidiary (except a Finance Subsidiary) that is a Significant Subsidiary, as of the end of such accounting periods and of the related statements of earnings, changes in stockholders' equity and cash flow for such accounting periods, all in reasonable detail and stating in comparative form the figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with generally accepted accounting principles, and certified by the chief accounting officer of the Company;

           (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Company beginning with the fiscal year ending December 31, 1995, copies of a consolidated balance sheet of the Company and its Subsidiaries as of the end of each such accounting period and copies of the related consolidated statements of earnings, stockholders' equity and cash flow for each such accounting period, and a separate balance sheet, on a combined or consolidated basis in accordance with generally accepted accounting principles of each Subsidiary, except a Finance Subsidiary, that is a Significant Subsidiary as of the end of each such accounting period and of the related statements of income and stockholders' equity for each such accounting period, all in reasonable detail and stating in comparative form the figures as of the end of and for the previous period or fiscal year and with respect to the consolidated financial statements of the Company and its Subsidiaries, the statements shall be certified by independent accountants of nationally recognized standing selected by the Company. With respect to financial statements of a Significant Subsidiary, the statements may be certified by the chief accounting officer of the Company;

           (c) concurrently with each of the financial statements furnished pursuant to the foregoing sub-clauses (a) and (b), a certificate of the Chairman of the Board, a Vice Chairman, the President, a Vice President, the Comptroller or the Treasurer of the Company stating that in the opinion of the signer, based upon a review made under his supervision, no Event of Default or event which with the giving of notice or the lapse of time, or both, would constitute an Event of Default exists hereunder or, if such an event shall exist, specifying all such events, and the nature thereof, of which the signer of such certificate may have knowledge;

           (d) as soon as practicable, copies of such further financial statements and reports as the Company shall send to the banks with which it has lines of credit, or all such financial statements and reports as it shall send to its stockholders (unless all of the outstanding shares of capital stock of the Company are held by one person), and, upon request of any Bank, of all registration statements and all regular or periodic reports which it is or may be required to file with the Securities and Exchange Commission or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission; and

           (e) such other information relating to the performance of the provisions of this Agreement and the affairs of the Company and its Subsidiaries as any of the Banks may from time to time reasonably request.

          7.2.  The Company will and will cause each Significant Subsidiary to:

           (a) pay and discharge or cause to be paid and discharged promptly any tax, assessment or governmental charge as well as any claim of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien or charge upon its property; provided, however, that neither the Company nor any Subsidiary shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment or governmental charge or claim of any kind (including claims for labor, materials and supplies) if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such Subsidiary, as the case may be, shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by it to be adequate with respect thereto; and

           (b) do all things necessary to preserve and keep in full force and effect its corporate existence, licenses, rights and franchises; provided, however, that nothing in this subsection 7.2(b) shall prevent (i) any merger or consolidation permitted by section 7.5, (ii) the abandonment or termination of the corporate existence, rights and franchises of any Subsidiary of the Company if such abandonment or termination is in the interest of the Company and not disadvantageous in any material respect to any of the Banks, or (iii) the withdrawal by the Company or any Subsidiary from any jurisdiction of its qualification as a foreign corporation and the relinquishment of its authorization to do business in such jurisdiction if such withdrawal and relinquishment is in the interest of the Company and not disadvantageous in any material respect to any of the Banks.

          7.3. The Company will, and will cause each Subsidiary to, maintain and keep proper corporate books and financial records, in which full, true and correct entries will be made of transactions in accordance with generally accepted accounting principles and practices. The Company will permit representatives of the Agent or any Bank to visit and inspect any of the properties of, or examine the corporate books and financial records of, the Company and its Subsidiaries at the Agent's or such Bank's expense, at such reasonable times and as often as the Agent or any Bank may reasonably request.

          7.4. The Company will not lease, sell, transfer or otherwise dispose of all or substantially all of its assets to, or consolidate with, or merge into any other person, or permit any other person to merge into the Company unless the person to which such assets have been leased, sold, transferred or otherwise disposed of or the corporation formed by such consolidation or the corporation into which the Company shall have been merged, as the case may be (any such person, other than the Company, being herein called the "New Company"), shall be a solvent corporation incorporated within the United States of America, and the New Company shall expressly assume in writing the due and punctual payment of the principal of and interest on the Loans and the Uncommitted Advances and the due and punctual performance of all of the covenants and conditions of this Agreement and immediately after such transaction, no Event of Default shall occur or exist under the covenants and conditions of this Agreement.

         7.5. In the case of any such consolidation, merger, sale or conveyance and upon any such assumption by the New Company, such assumption shall be to the same extent as if the New Company had been named herein as the Company. No sale, lease, transfer or other disposition of assets permitted by this sub-clause shall have the effect of releasing the Company (or any New Company which shall at any time have assumed the liabilities or obligations of the Company hereunder) from any liability or obligations hereunder.

         7.6. The Company will, and will cause all its Subsidiaries to, use their respective best efforts to be in substantial compliance with Applicable Laws relating to equal employment opportunities and environmental standards and controls, and be in substantial compliance (to the best knowledge of the Company), in all respects material to the Company and its Subsidiaries on a consolidated basis, with other Applicable Laws, in each case except such as are being contested in good faith by proceedings being diligently pursued and against which the Company or such Subsidiary has established adequate reserves under generally accepted accounting principles. "Applicable Laws" means all applicable statutes, regulations, orders and restrictions of the United States of America, foreign countries, states and municipalities, and agencies and instrumentalities of the foregoing, in respect of the conduct of the respective businesses of the Company and its Subsidiaries and the ownership of their respective properties.

         7.7 The Company's obligations hereunder, will be unconditional and general obligations ranking pari passu with all other present and future outstanding unsubordinated and unsecured Indebtedness issued, created or assumed by it.

SECTION 8.         EVENTS OF DEFAULT

         Upon the occurrence of any of the following events ("Events of Default"):

           (a) The Company shall (i) fail to pay any principal of any Loan or Uncommitted Advance when due; or (ii) fail to pay any interest on any Loan or Uncommitted Advance or any other amount payable hereunder when due and such failure shall continue for a period of five Business Days; or

           (b) Any representation or warranty made or deemed to be made by the Company under this Agreement or in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect or misleading in any material respect when made or deemed to be made; or
           (c) The Company shall default in the performance or observance of any agreement or covenant contained in Sections 7.4 or 7.7; or the Company shall default in the performance or observance of any other agreement or covenant contained in this Agreement and such default shall continue for a period of 30 days; or

           (d) The Company or any of its Significant Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans or Uncommitted Advances) in respect of money borrowed or capitalized leases or incurred for the deferred purchase price of property or services or evidenced by a note, debenture or other similar written obligation to pay money, or in the payment of any guarantee thereof beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, the effect of which is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such guarantee (or trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such guarantee to become payable and any such default shall continue for more than the applicable period of grace (not to exceed 60 days), if any, provided in the instrument or agreement under which such Indebtedness was created; or

         (e)        (i)   The Company or any of its Significant Subsidiaries
shall commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or other relief of debtors, seeking to have an order for relief entered on its behalf as debtor, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, winding-up, liquidation, dissolution, composition, readjustment of debt or other relief with respect to it or its debts, or seeking appointment of a receiver, trustee, custodian, liquidator, conservator, sequestrator or other similar official for it or for all or any substantial part of its assets; or

                   (ii) the Company or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or

                   (iii) there shall be commenced against the Company or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) or (ii) above which (A) results in the entry of an order for relief or any such adjudication or appointment with respect to the Company or such Subsidiary or all or any substantial part of its assets or
(B) remains undismissed, unstayed, undischarged or unbonded for a period of 60 days; or

                   (iv) there shall be commenced against the Company or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or

                   (v) the Company or any of its Significant Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii), (iii) or (iv) above; or

                   (vi) the Company or any of its Significant Subsidiaries shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

         (f) a moratorium is declared on the payment of Indebtedness, which Indebtedness includes some or all of the Indebtedness of the Company; or

         (g) any governmental authority or agency condemns, seizes, compulsorily purchases, nationalizes or expropriates all or a material part of the property, assets, revenues or capital of the Company; or

         (h) a final judgment for the payment of money in excess of $10,000,000 is rendered by a court of record against the Company or any Significant Subsidiary and the Company or any such Significant Subsidiary, as the case may be, shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 60 days from the date of entry thereof and within said period of 60 days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

         (i) except as permitted by subsections 7.2(b), 7.4 and 7.5, the Company or any of its Significant Subsidiaries shall without the consent of the Banks sell, lend, transfer or otherwise dispose of (otherwise than in the ordinary course of trading or by the transfer or sale to the Company or any Significant Subsidiary from, as the case may be, any Significant Subsidiary or the Company) all or substantially all of its assets whether by one or a series of transactions related or not; or

         (j) an Event of Default shall occur and be continuing under the ACONA Agreement; then, and in any event, (a) if such event is an Event of Default specified in clause (i), (ii), (iii) or (iv) of paragraph (e) above, automatically and without any further act the Commitments shall immediately terminate and the Loans and Uncommitted Advances hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (b) if such event is any other Event of Default, or if it becomes unlawful for the Company to perform any of its obligations under this Agreement or in respect of the Loans or Uncommitted Advances, or this Agreement shall cease to be in full force and effect then any or all of the following actions may be taken: (i) upon the request of the Majority Banks, the Agent shall, by notice to the Company, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; (ii) with the consent of the Majority Banks, the Agent may, or upon the request of the Majority Banks, the Agent shall, by notice of default to the Company, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, and (iii) with the consent of Banks to which at least 66 2/3% of the aggregate unpaid principal amount of the Uncommitted Advances are owing (the "Optional Majority Banks"), the Agent may, or upon the request of the Optional Majority Banks, the Agent shall, by notice of default to the Company declare the Uncommitted Advances hereunder (with accrued interest thereon) to be due and payable forthwith, whereupon in each case the same shall immediately become due and payable. Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

SECTION 9.         THE AGENT; THE SYNDICATION AGENT

          9.1.     AUTHORIZATION

         Each Bank hereby irrevocably authorizes and designates Deutsche Bank AG, as the Agent of such Bank under this Agreement and each such Bank hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Agent and by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Neither the Agent, the Documentation Agent nor the Syndication Agent shall have any duties or responsibilities, except those expressly set forth herein (it being understood that the Syndication Agent and the Documentation Agent shall have no duties or responsibilities subsequent to the execution and delivery hereof except that the Documentation Agent will be responsible for handling further documentation that may arise out of any amendment, waiver or modification) or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent, the Documentation Agent or the Syndication Agent.

          9.2.     DELEGATION OF DUTIES

         Each of the Agent, the Documentation Agent and the Syndication Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to rely upon the advice of counsel concerning all matters pertaining to such duties. Neither the Agent, the Documentation Agent nor the Syndication Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected with reasonable care.

          9.3.     EXCULPATORY PROVISIONS

         Neither the Agent, the Documentation Agent, the Syndication Agent nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement (except for its or such person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent, the Documentation Agent or the Syndication Agent under or in connection with, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or for any failure of the Company to perform its obligations hereunder. Neither the Agent, the Documentation Agent nor the Syndication Agent shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Company.

          9.4.     RELIANCE BY AGENT, SYNDICATION AGENT

         Each of the Agent, the Documentation Agent and the Syndication Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, telephone message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent, the Documentation Agent or the Syndication Agent. The Agent may deem and treat each Bank listed in Schedule 1 as the owner of the Loans and Uncommitted Advances made by such Bank for all purposes unless a written notice of assignment thereof as permitted by this Agreement shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to exercise any right or remedy under this Agreement unless it shall first receive such notice, advice and agreement of the Majority Banks, the Optional Majority Banks, or all Banks, as applicable, as provided for in this Agreement or as it may deem appropriate including, without limitation, indemnification to its satisfaction by the Banks against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting or in refraining from acting in accordance with a request from the

Majority Banks, the Optional Majority Banks, or all Banks, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks, their successors and their permitted assignees.

          9.5.     NOTICE OF DEFAULT

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default hereunder unless the Agent has received written notice from a Bank or the Company referring to this Agreement, describing such Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, it shall give notice thereof to the other Banks. The Agent shall take such lawful action with respect to such Event of Default as shall be reasonably directed by the Majority Banks, the Optional Majority Banks, or all Banks, as applicable; provided that, unless the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interests of the Banks, except as otherwise provided herein.

          9.6.     NON-RELIANCE ON AGENT OR SYNDICATION AGENT AND OTHER BANKS

         Each Bank expressly acknowledges that neither the Agent, the Documentation Agent, the Syndication Agent nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent, the Documentation Agent or the Syndication Agent taken hereunder, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Agent, the Documentation Agent or the Syndication Agent to any Bank. Each Bank represents to the Agent, the Documentation Agent and the Syndication Agent that it has, independently and without reliance upon the Agent, the Documentation Agent or the Syndication Agent, or any other Bank, and based upon such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the status, business, operations, property, financial and other condition and credit-worthiness of the Company and made its own decisions to enter into this Agreement and to make Loans or Uncommitted Advances, as the case may be, hereunder. Each Bank also represents that it shall, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the status, business, operations, property, financial and other condition and credit-worthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Company, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the status, business, operations, property, financial and other condition or credit-worthiness of the Company which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          9.7.     INDEMNIFICATION

         The Banks agree to indemnify the Agent, the Documentation Agent and the Syndication Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to the respective amounts of their Commitments (unless any of the following relate solely (in the opinion of the Agent) to an identifiable Uncommitted Advance or identifiable group of Uncommitted Advances, in which case such indemnification shall be made by the Bank which has made such Uncommitted Advance or, in the case of such a group of Uncommitted Advances, pro rata by the Banks which have made such Uncommitted Advances), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Loans and Uncommitted Advances) be imposed on, incurred by or asserted against it in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by it under or in connection with any of the foregoing; provided that no Bank shall be liable to indemnify the Agent, the Documentation Agent or the Syndication Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs expenses or disbursements resulting directly from the Agent's, the Documentation Agent's or the Syndication Agent's, as the case may be, gross negligence or willful misconduct. The agreements in this subsection 9.7 shall survive the payment of the Loans and Uncommitted Advances and all other amounts payable hereunder.

          9.8.     AGENT IN ITS INDIVIDUAL CAPACITY

         The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company as though the Agent were not Agent hereunder. With respect to Loans or Uncommitted Advances made by it, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent and the terms

"Bank" or "Banks" shall include the Agent in its individual capacity.

          9.9.     SUCCESSOR AGENT

         The Agent may resign as such upon 30 days' notice to the Company and the Banks. The Agent may be removed as such with the written consent of the Majority Banks. If the Agent shall resign or be removed as such under this Agreement, then the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Company (or, if the Majority Banks and the Company are unable to select such successor agent within such 30-day period, a successor agent (which shall be a reputable financial institution) shall be selected by the then Agent), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such former agent or any of the parties to this Agreement or any creditor of the Loans or Uncommitted Advances. After any retiring agent's resignation or removal hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was agent under this Agreement.

SECTION 10.        MISCELLANEOUS

         10.1.     NOTICES

         All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telegraph or facsimile) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered in writing by hand, or by mail, air postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of notice by facsimile, when received, addressed as follows or to such other address as shall be hereafter notified by any party in writing to the other parties hereto:

         (a)       if to the Company, to it at:

                        For mail delivery:

                        Associates First Capital Corporation
                        P. O. Box 660237
                        Dallas, TX  75266-0237

                          For delivery by courier:

                          Associates First Capital Corporation
                          250 East Carpenter Freeway
                          Irving, Texas  75062-2729
                          U.S.A.

                          In each case,
                          Attention: John F. Hughes
                          Executive Vice President and Treasurer
                          Telephone:   214-541-4384
                          Facsimile:   214-541-4629

         (b)       if to the Agent, to it at:

                          Deutsche Bank AG
                          31 West 52nd Street
                          New York, NY  10019

                          Attention:  Doris E. Braun
                          Telephone:  212-474-8636
                          Facsimile:  212-474-7880

         (c)       if to a Bank, to it at its address set forth in Schedule 1;

provided that notices to the Agent shall not be effective until actually received.

         10.2.     EXPENSES; STAMP TAXES

         The Company agrees (a) to pay costs and expenses of any amendment, supplement or modification to, or waiver or consent under or in respect of this Agreement, (b) to pay or reimburse the Agent, the Documentation Agent, the Syndication Agent and each Bank for its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, including, without limitation, fees and disbursements of counsel to the Agent, the Documentation Agent, the Syndication Agent, and to the several Banks, and (c) to pay, indemnify, and hold each Bank, the Agent, the Documentation Agent and the Syndication Agent harmless from, any and all recording and filing fees and all liabilities with respect to, or resulting from any omission to pay or delay in paying, any and all stamp, excise and other taxes or charges imposed by the United States of America or any taxing authority or political sub-division thereof or therein which may be payable or determined to be payable in connection with the execution, delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Loans, the Uncommitted Advances and any such other documents, and (d) to pay, indemnify, and hold each Bank, the Agent, the Documentation Agent and the Syndication Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Loans, the Uncommitted Advances and any such other documents (all the foregoing, collectively, the "indemnified liabilities") provided, that the Company shall have no obligation hereunder with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of any such Bank, (ii) legal proceedings commenced against any such Bank by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, or (iii) legal proceedings commenced against any such Bank by any other Bank. The agreements in this subsection shall survive repayment of the Loans, the Uncommitted Advances and all other amounts payable hereunder.

         10.3.     AMENDMENTS

         With the prior written consent of the Majority Banks, the Agent and the Company may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the Banks or of the Company hereunder or thereunder, and with the prior written consent of the Majority Banks, the Agent on behalf of the Banks may execute and deliver to the Company a written instrument waiving or consenting to the departure from, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement or any Event of Default and its consequences; provided, however, that no such waiver or consent and no such amendment, supplement or modification shall (i) (A) extend the Termination Date, (B) reduce the principal amount of, or extend the Maturity Date of, any Loan or extend the date for payment of any fees or interest hereunder, (C) reduce the rate of interest on any Loan or reduce any other amount, including fees (other than amounts referred to in subsection (ii) below), owing to the Banks under this Agreement, (D) amend, modify or waive or consent to the departure from any provision of Sections 4.7, 4.8, 4.9, 4.10, 10.6 or of this Section 10.3, (E) increase the Commitment of any Bank, or (F) change the percentage specified in the definition of Majority Banks, in each case without the written consent of all the Banks, (ii) (A) reduce the principal amount of, or extend the Maturity Date of, any Uncommitted Advance, or (B) reduce the rate of interest on any Uncommitted Advance, or change the definition of Optional Majority Banks in each case without the written consent of each Bank whose Uncommitted Advances would be affected thereby or (iii) amend, modify or waive any provision of
Section 9 without the written consent of the Agent.

         10.4.     NO WAIVER

         The rights and remedies of the Agent and the Banks under this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law, and no failure or delay by the Agent or the Banks or any of them in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude its other or further exercise or the exercise of any other right, remedy, power or privilege.

         10.5. SUCCESSORS AND ASSIGNS; LENDING OFFICES; LENDING AFFILIATES; ADDITIONAL BANKS

         (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not transfer or assign any of its rights or obligations under this Agreement without the prior written consent of all the Banks and no Bank may assign or transfer any of its rights or obligations under this Agreement except in accordance with this Section 10.5.

         (b) Each Bank shall have the right at any time and from time to time to change its Lending Office to a different office of itself and such office shall thereupon become a Lending Office. Each Bank shall give notice to the Company and the Agent of the address of each Lending Office other than its initial Lending Office, but the failure to give notice of the address of an office which has become a Lending Office shall not affect the status of that office as a Lending Office hereunder. No such transfer shall result in any liability on the part of the Company for increased costs or expenses resulting solely from such transfer. Increased costs or expenses of the kind referred to in subsection 4.9 occurring subsequent to any such transfer shall be deemed not to result "solely from such transfer." The Company's liability for any such increased costs and expenses of the kind referred to in subsection 4.9 occurring subsequent to such transfer shall in no event exceed that which would have resulted had such transfer not occurred.

         (c) Each Bank shall have a one time option to designate as a Lending Office in respect of its Loans or Uncommitted Advances an office of one of its subsidiaries or affiliates (a "Lending Affiliate") by causing such Lending Affiliate to execute a counterpart of this Agreement concurrently with the execution and delivery hereof by all the parties hereto. Such Lending Affiliate shall thereupon be deemed to be a "Bank" hereunder solely for the purpose of the making of, and other matters relating to, Loans or Uncommitted Advances, as the case may be, (as designated on the signature pages hereof); and the Bank which has so transferred a portion of its obligations shall be a "Bank" hereunder for all other purposes of this Agreement, including, without limitation, for the purposes of determining the "Majority Banks" and "Optional Majority Banks" and for the purpose of the calculation and payment of utilization, participation and facility fees (the Loans made by a Bank to be added to the Loans by its Lending Affiliate to make such determination and calculation). Notwithstanding the foregoing, no Bank may make any such transfer if such transfer will result in any liability on the part of the Company for increased costs or expenses which would not have been imposed had such transfer not been made. Increased costs or expenses of the kind referred to in Section 4.9 occurring subsequent to any such transfer shall be deemed not to result "solely from such transfer." The Company's liability for any such increased costs and expenses of the kind referred to in Section 4.9 subsequent to such transfer shall in no event exceed that which would have resulted had such transfer not occurred.

         (d) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell and transfer to (i) any of its subsidiaries or affiliates, (ii) any other Bank or any subsidiary or affiliate thereof or (iii) any Federal Reserve Bank, and, with the consent of the Company and the Agent, such consent not to be unreasonably withheld, to one or more additional banks or financial institutions (any such other Bank, subsidiary, affiliate, or bank or financial institution, a "Purchasing Bank") all or any part of its rights and obligations (including its Commitment and any and all outstanding Loans and Uncommitted Advances) under this Agreement; provided that assignments in part shall be in minimum amounts of $10,000,000 and integral multiples of $5,000,000 in excess thereof. Upon the execution by the Company, the Agent, the transferor Bank and the Purchasing Bank of an agreement satisfactory to the Agent and the Company, setting forth the amount of the Commitment of the Purchasing Bank, the effective date of such transfer and containing the agreement of the Purchasing Bank that it will be bound by this Agreement with all the rights and obligations of a Bank hereunder and upon recordation by the Agent of the information contained in such agreement pursuant to subsection 10.5(f), (x) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such agreement, have the rights and obligations of a Bank hereunder with a Commitment as set forth therein, and (y) the transferor Bank thereunder shall, to the extent provided in such agreement, be released from its obligations under this Agreement (and, in the case of an assignment covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto).

Such agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of the percentages of the Commitments arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement. If, pursuant to this subsection 10.5(d), any interest under this Agreement is transferred to any Purchasing Bank, the transferor Bank shall cause such Purchasing Bank, concurrently with the effectiveness of such transfer, to comply with subsection 4.10(b) to the same extent as required of the Banks parties to this Agreement on the date hereof except that any statements or forms required to be furnished thereunder shall be furnished within 5 Business Days of such transfer. Notwithstanding the foregoing, no Bank may make any assignment or transfer pursuant to this subsection 10.5(d) if such transfer will result in any additional liability for increased costs or expenses resulting solely from such transfer. Increased costs or expenses of the kind referred to in Section 4.9 occurring subsequent to any such transfer shall be deemed not resulting "solely from such transfer."

         (e)       If the Commitment of any Bank is terminated pursuant to
Section 4.8 or Section 4.11, the Company may add another bank or banks (a "Substituted Bank") in substitution for the Bank or Banks whose Commitment has been terminated, in each case without the necessity of any approval by the Banks, provided that the aggregate amount of the Commitments of such Substituted Bank or Banks does not exceed the amount of the Commitment of the terminated Bank. Upon (i) the execution of an agreement reasonably satisfactory to the Agent by the Company, the Agent and each such Substituted Bank setting forth the Commitment of each such Substituted Bank and stating that it shall be bound by this Agreement with all the benefits and obligations of a Bank hereunder, (ii) recordation by the Agent of the information contained in said agreement pursuant to subsection 10.5(f) and (iii) compliance by such Substituted Bank with the requirements of subsection 4.10(b) to the same extent as required of the Banks parties to this Agreement on the date hereof except that any statements or forms required to be furnished thereunder shall be furnished prior to the effectiveness of the addition of such Substituted Bank, each such substituted Bank shall be deemed to be a "Bank" for all purposes of this Agreement and the Agent shall notify each other Bank accordingly.

         (f) The Agent shall maintain at its address referred to in subsection 10.1 a copy of each agreement delivered to it pursuant to subsections 10.5(d) and (e) and a register (the "Commitment Register") for the recordation of the names and addresses of the Banks and the Commitment of each Bank from time to time. The entries in the Commitment Register shall be conclusive, in the absence of manifest error. The Commitment Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of an agreement pursuant to subsection 10.5(d) or (e), together with payment to the Agent of a registration and processing fee of $3,000 for each Purchasing Bank or Substituted Bank, as the case may be, named therein, the Agent shall (i) promptly accept such agreement, (ii) on the effective date of the transfer or substitution determined pursuant thereto record the information contained therein in the Commitment Register and (iii) give notice of such acceptance and recordation to the Banks and the Company.

         (g)       Notwithstanding anything hereinabove contained in this
section 10.5, (i) no Bank may make any assignment, pledge, conveyance or transfer hereunder other than to a commercial bank or financial institution whose ordinary business is or includes making loans to corporate borrowers and
(ii) this section 10.5 shall not affect the Banks' right to grant participations in their rights and obligations under the Agreement.

         (h) Nothing herein shall prohibit any Bank from pledging or assigning its Loans or Uncommitted Advances to any Federal Reserve Bank in accordance with applicable laws.

         10.6.     PRORATION OF PAYMENTS

         Each Bank agrees that if any Bank (a "benefited Bank") shall at any time receive any payment of all or part of its Loans and Uncommitted Advances or interest thereon (except for regularly scheduled payments of principal and interest), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (e) of Section 8, or otherwise) in a greater proportion than any such payment to and collateral received by any other Bank, if any, in respect of such other Bank's Loans or interest thereon, such benefited Bank shall purchase for cash from other Banks such portion of each such other Bank's Loans, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees that each Bank so purchasing a portion of another Bank's Loans and Uncommitted Advances may exercise all rights of payment (including without limitation rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion. Any Bank which receives any amount by set-off shall promptly notify the Agent and the Company thereof and the Agent shall promptly so notify the other Banks.

         10.7.     COUNTERPARTS

         This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Agent.

         10.8.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         All representations and warranties made under this Agreement shall survive, and not be waived by, the execution and delivery of this Agreement, any investigation by the Agent or any Bank or the making of any Loan or Uncommitted Advance.

         10.9.     SURVIVAL OF OBLIGATIONS

         The obligation of the Company to make payments or to provide indemnities to the Agent or any Bank as provided for in this Agreement shall survive the payment in full of the Loans and Uncommitted Advances and the termination of this Agreement.

         10.10.     NO THIRD PARTY RIGHTS

         Nothing expressed in or to be implied from this Agreement is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any agreement or provision herein.

         10.11.     GOVERNING LAW

         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         10.12.     JURISDICTION; PROCESS

         THE COMPANY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK CITY OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE LOANS OR THE UNCOMMITTED ADVANCES.

         The Company consents to process being served in any such suit, action or proceeding either by mailing a copy thereof to the Company or, if applicable, by serving a copy thereof upon the agent for service of process referred to below; provided that to the extent lawful and possible, written notice of such service shall also be mailed to the Company as aforesaid. The Company agrees that such service shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and shall, to the full extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Company. Nothing in this paragraph shall affect or limit any right to serve process in any manner permitted by law, to bring proceedings in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

         The Company irrevocably waives, to the full extent permitted by law, any objection which it may have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. So long as any of the Commitments remains in effect or any Loans, Uncommitted Advances or other amounts remain outstanding hereunder and if and so long as the Company no longer has a place of business in New York, the Company will at all times have an authorized agent in New York upon whom process may be served in any action or proceeding arising out of or relating to this Agreement, the Loans or the Uncommitted Advances which at the date hereof is The Prentice-Hall Corporation System, Inc., 15 Columbus Circle, New York, New York 10023-7773. The Company will notify the Agent of any change in its authorized agent.

         10.13.     WAIVER OF TRIAL BY JURY

         THE COMPANY, THE AGENT AND EACH BANK EACH HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         10.14.     ENTIRE AGREEMENT

         This Agreement, the ACONA Agreement and the agreements concerning the fees of the Agent and Syndication Agent constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

         10.15.     HEADINGS

         The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms hereof.

         10.16.     SEVERABILITY

         Every provision of this Agreement is intended to be severable; if any term or provision hereof shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officer or attorneys-in-fact, in several counterparts, all as of the day and year first above written.


                                       ASSOCIATES FIRST CAPITAL CORPORATION



                                       By:______________________________________
                                          John F. Hughes
                                          Executive Vice President
                                          and Treasurer



                                       DEUTSCHE BANK AG
                                       as Administrative Agent



                                       By:______________________________________
                                          Printed Name:
                                          Title:



                                       By:______________________________________
                                          Printed Name:
                                          Title:



                                       UNION BANK OF SWITZERLAND
                                       as Syndication Agent



                                       By:______________________________________
                                          Printed Name:
                                          Title:



                                       By:______________________________________
                                          Printed Name:
                                          Title:

                                       COMMERZBANK AG
                                       as Documentation Agent



                                       By:______________________________________
                                          Printed Name:
                                          Title:



                                       By:______________________________________
                                          Printed Name:
                                          Title:

Commitment                             Banks and Lending Affiliates


$300,000,000                           DEUTSCHE BANK AG



                                       By:______________________________________
                                          Printed Name:
                                          Title:



                                       By:______________________________________
                                          Printed Name:
                                          Title:



$300,000,000                           UNION BANK OF SWITZERLAND



                                       By:______________________________________
                                          Printed Name:
                                          Title:



                                       By:______________________________________
                                          Printed Name:
                                          Title:



$200,000,000                           COMMERZBANK AG



                                       By:______________________________________
                                          Printed Name:
                                          Title:



                                       By:______________________________________
                                          Printed Name:
                                          Title:

$100,000,000                           ABN AMRO BANK, N.V.



                                       By:______________________________________
                                          Printed Name:
                                          Title:



                                       By:______________________________________
                                          Printed Name:
                                          Title:



$100,000,000                           BANK OF MONTREAL



                                       By:______________________________________
                                          Printed Name:
                                          Title:



                                       By:______________________________________
                                          Printed Name:
                                          Title:



$100,000,000                           BANQUE NATIONAL DE PARIS



                                       By:______________________________________
                                          Printed Name:
                                          Title:



                                       By:______________________________________
                                          Printed Name:
                                          Title:

$100,000,000                           CANADIAN IMPERIAL BANK OF COMMERCE



                                       By:______________________________________
                                          Printed Name:
                                          Title:



                                       By:______________________________________
                                          Printed Name:
                                          Title:



$100,000,000                           CITIBANK, N.A.



                                       By:______________________________________
                                          Printed Name:
                                          Title:



$100,000,000                           THE FIRST NATIONAL BANK OF CHICAGO



                                       By:______________________________________
                                          Printed Name:
                                          Title:



$100,000,000                           THE BANK OF NOVA SCOTIA



                                       By:______________________________________
                                          Printed Name:
                                          Title:



                                       By:______________________________________
                                          Printed Name:
                                          Title:

                                   SCHEDULE I


Loan and Uncommitted Advances Lending
Office and Address for Notices


DEUTSCHE BANK AG
Ms. George-Ann Tobin-Dew
Managing Director
31 West 52nd Street
New York, NY  10019
(212) 474-8107
(212) 474-8108 (fax)

UNION BANK OF SWITZERLAND
Mr. James Broadus
Assistant Treasurer
299 Park Avenue
New York, NY  10171-0026
(212) 821-3227
(212) 821-3259 (fax)

COMMERZBANK AG
Mr. Harry P. Yergey
Vice President
1016 Peachtree, Suite 3500
Atlanta, GA  30309
(404) 888-6533
(404) 888-6539 (fax)

ABN AMRO BANK, N.V.
Mr. John M. Ellenwood
Group Vice President
135 S. LaSalle Street, Suite 425
Chicago, IL  60603
(312) 443-2735
(312) 606-8425 (fax)

BANK OF MONTREAL
Mr. Michael P. Joyce
Director
115 S. LaSalle Street, 12th Floor West
Chicago, IL  60603
(312) 750-4369
(312) 750-4314 (fax)

THE BANK OF NOVA SCOTIA
Ms. Rosine Matthews
Relationship Manager
1100 Louisiana, Suite 3000
Houston, TX  77002
(713) 759-3432
(713) 753-2425 (fax)

BANQUE NATIONAL DE PARIS, HOUSTON AGENCY
Mr. Henry F. Setina
Vice President
717 North Harwood St., Suite 2630
Dallas, TX  75201
(214) 969-7388
(214) 969-0060 (fax)

CANADIAN IMPERIAL BANK OF COMMERCE
Ms. Lu Ann Bowers
Director
425 Lexington Avenue, 8th Floor
New York, NY  10017
(212) 856-3638
(212) 856-3613 (fax)

CITIBANK, N.A.
Mr. Joseph M. Scoblic
Vice President
399 Park Avenue, 8th Floor
Zone 12
New York, NY  10043
(212) 559-6931
(212) 421-0063 (fax)

THE FIRST NATIONAL BANK OF CHICAGO
Mr. Raymond M. Neihengen, Jr.
Managing Director
One First National Plaza #0084
Chicago, IL  60670-0084
(312) 732-2968
(312) 732-6222 (fax)

                                                                      EXHIBIT A

                   (To be sent in DUPLICATE to each addressee
                     and accompanied by TWO executed copies
                       of Form 1001 of the U.S. Internal
                                Revenue Service)

                              (Bank's Letterhead)


                                                               ________, 199_


Associates First Capital Corporation
250 East Carpenter Freeway
Irving, Texas  75062-2729
U.S.A.

Attention:   Executive Vice President and Treasurer
                                         ,
             as Agent


-------------------------

-------------------------


Dear Sirs,

                     Credit Agreement dated as of March 31, 1996
                     Providing a U.S. $1.5 Billion Facility for
                     Associates First Capital Corporation, as Borrower with Deutsche Bank AG, as Administrative Agent

             In connection with the above Agreement, we hereby certify that [name of Bank] is a [name of country] corporation and is currently exempt from any U.S. federal withholding tax on interest paid to it from U.S. sources by virtue of compliance with the provisions of the Income Tax Convention between the United States and [name of country] signed [date], [as amended]. Our
fiscal year is the twelve months ending [       ].

             The undersigned (a) is a corporation organized under the laws of
[     ] whose business is managed or controlled in [                        ]
(b) [does not have a permanent establishment in the United States] [does have a permanent establishment in the United States but the above Agreement is not effectively connected with such permanent establishment], (c) is not exempt
from tax on the income in [               ] and (d) is the actual owner of the
income.

      We enclose herewith two copies of Form 1001 of the U.S. Internal Revenue Service.

                                                   Yours faithfully,

                                                   (Name of Bank)


                                                   By:
                                                      --------------------------

                                                                      EXHIBIT B

                   (To be sent in DUPLICATE to each addressee
                     and accompanied by TWO executed copies
                       of Form 4224 of the U.S. Internal
                                Revenue Service)

                              (Bank's Letterhead)


                                                               ________, 199_



Associates First Capital Corporation
250 East Carpenter Freeway
Irving, Texas  75062-2729
U.S.A.

Attention:  Executive Vice President and Treasurer

                                               ,
             as Agent


-------------------------

-------------------------


Dear Sirs,

                     Credit Agreement dated as of March 31, 1996
                     Providing a U.S. $1.5 Billion Facility for
                     Associates First Capital Corporation,as Borrower with Deutsche Bank AG, as Administrative Agent

     In connection with the above Agreement we hereby certify that [name of Bank] is currently entitled to exemption from U.S. federal withholding tax on payments to it under the above Agreement by virtue of Section 1441(c) of the Internal Revenue Code of the United States of America.

     We enclose herewith two copies of Form 4224 of the U.S. Internal Revenue Service.

                                                        Yours faithfully,

                                                        (Name of Bank)

                                                        By:
                                                           ---------------------

                                                                      EXHIBIT C


              [Letterhead of Associates First Capital Corporation]


To:          the Administrative Agent,
             the Syndication Agent,
             the Documentation Agent,
             and the Banks parties to
             the Credit Agreement referred to below.

             c/o     Deutsche Bank AG
                              New York, NY



                                                              __________, 199_


Dear Sirs,

             I am Vice President and Assistant General Counsel of Associates First Capital Corporation, (the "Company"), and have acted as such in connection with the preparation, execution and delivery of the Credit Agreement, dated as of March 31, 1996 (the "Agreement"), among the Company, Deutsche Bank AG as Administrative Agent (the "Agent"), the several banks parties thereto (the "Banks"), Union Bank of Switzerland as Syndication Agent for the Banks (in such capacity, the "Syndication Agent"), and Commerzbank AG as Documentation Agent for the Banks (in such capacity, the "Documentation Agent"), which Agreement provides for the making of Loans in the maximum aggregate principal amount of $1,500,000,000 at any one time outstanding and for the making of Uncommitted Advances.

             For the purpose of giving this opinion, I have examined:

             (a)     a copy of the Agreement;

             (b) certified copies of each of the documents referred to in subsections 6.1(a) and (c) of the Agreement;

             (c) the specimen signatures and certificates referred to in subsection 6.1(b) of the Agreement; and

             (d) such other documents and such laws, regulations, decrees and judicial decisions as I have considered necessary or desirable for the purpose of giving this opinion and, except as to item (v) below, I have made such other legal inquiries as I deemed advisable.

             Based upon the foregoing and subject to the qualifications and limitations set forth herein, I am of the opinion that:

             (i) the Company and each Subsidiary is a corporation duly organized and in good standing under the laws of the jurisdiction of its incorporation, has the power to conduct its business as now conducted and is duly qualified as a foreign corporation and in good standing in all jurisdictions wherein the nature of the business it transacts makes such qualification necessary, except when the failure to so qualify would not result in a material adverse effect on the financial condition, results of operations or businesses of the Company and its Subsidiaries taken as a whole. The Company is duly qualified as a foreign corporation in good standing under the law of the State of New York;

             (ii) the execution, delivery and performance of the Agreement by the Company are within the Company's corporate authority, have been duly authorized by proper corporate proceedings, will not contravene any provision of law or its Restated Certificate of Incorporation or By-laws or constitute a default under the terms of any agreement binding upon it, and does not require the consent or approval of, or registration with, any governmental authority, body or agency;

             (iii) the Agreement constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms;

             (iv) the obligations of the Company under the Agreement rank and will rank at least pari passu with all other unsecured and unsubordinated indebtedness of the Company;

             (v) based solely upon my review of a certification of Coopers & Lybrand, it being understood that I have made no independent investigation into the financial condition of such plans, no employee benefit plan established or maintained by, or to which contributions have been made by, the Company or any Subsidiary or both, which is subject to Part 3 of Subtitle B of Title 1 of ERISA had an accumulated funding deficiency (as such term is defined in Section 302 or ERISA) as of the last day of the most recent fiscal year of such plan ended prior to the date hereof and no material liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any such plan by the Company or by any Subsidiary;

             (vii) the statements as to matters of law or legal conclusions contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 were correct as of the date such report was filed with the United States Securities and Exchange Commission, and such statements fairly present such matters or conclusions; and I have no reason to believe that such Form 10-K, or any supplement or amendment thereto, as of their respective dates, furnished to the Banks, contains any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, except that I express no opinion as to the financial statements or other financial or statistical data contained therein;

             (ix) the Company is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended; and

             (x) assuming the accuracy and correctness of the representations and warranties of the Company in Section 5.9 of the Agreement, the making of the Loans and Uncommitted Advances will not violate Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

             I confirm that, as of the date hereof, there is no legal proceeding pending, or overtly threatened in writing, before any court, governmental agency, or arbitrator which would be required to be disclosed in an Annual Report on Form 10-K or a quarterly report on Form 10-Q.

             Except for the matters stated in paragraph (i) as to qualification as a foreign corporation, this opinion is limited to the law of the State of New York, the corporate law of the State of Delaware and the law of the United States of America.

             This opinion is qualified by and incorporates by reference the General Qualifications, as defined in the Legal Opinion Accord of the ABA Section of Business Law (1991).

             This opinion is given as of the date hereof. I undertake no obligation to advise you subsequently with respect to any change in law or regulation or any factual matters on which such opinion is based.

             This opinion is provided solely for the benefit of the Agent, the Syndication Agent, the Banks, including such Banks and other financial institutions which lawfully acquire an interest in any Loans or Uncommitted Advances through a Bank, and their permitted successors and assigns and may not be relied upon by any other person.


                                                         Very truly yours,